Calculation of Filing Fee Tables
F-10
TELUS CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 3: Combined Prospectuses
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
	Equity	Preferred Shares			F-10	333-266633	08/08/2022
	Equity	Common Shares			F-10	333-266633	08/08/2022
	Equity	Warrants to Purchase Equity Shares			F-10	333-266633	08/08/2022
	Debt	Warrants to Purchase Debt Securities			F-10	333-266633	08/08/2022
	Equity	Share Purchase Contracts			F-10	333-266633	08/08/2022
	Equity	Share Purchase or Equity Units			F-10	333-266633	08/08/2022
	Equity	Subscription Receipts			F-10	333-266633	08/08/2022
	Debt	Debt Securities			F-10	333-266633	08/08/2022
1	Unallocated (Universal) Shelf			$ 2,534,700.00	F-10	333-266633	08/08/2022
Prospectus Note
[1]	There are being registered under the Registration Statement to which this exhibit pertains (this "Registration Statement") such indeterminate number of Preferred Shares, Common Shares, Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities, Share Purchase Contracts, Share Purchase or Equity Units and Subscription Receipts of TELUS Corporation (the "Registrant") and such indeterminate amount of Debt Securities of the Registrant as shall have an aggregate initial offering price (estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act) not to exceed US$2,534,700 (or its equivalent in any other currency used to denominate the securities) (converted from C$3,500,000,000 at an exchange rate of C$1.00 = US$0.7242, which was the daily exchange rate as reported by the Bank of Canada on July 31, 2024), including securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). No separate registration fee is payable with respect to such securities, as the prospectus contained herein relates to an aggregate of US$2,534,700 of securities, including, pursuant to Rule 429 under the Securities Act, US$2,534,700 of unsold securities that were previously registered under the Registrant's Registration Statement on Form F-10 (File No. 333-266633), which became effective on August 8, 2022. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.